                                                                      Exhibit 21

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
                                         IMS HEALTH INCORPORATED
                                           ACTIVE SUBSIDIARIES

                                                              STATE OR OTHER      % OWNERSHIP
                                                              JURISDICTION OF     100% EXCEPT
                           NAME                                INCORPORATION        AS NOTED
                           ----                               ---------------     -----------
ENTERPRISE ASSOCIATES, INC.                                      Delaware

COGNIZANT INDIA HOLDING CORPORATION                              Delaware
     CZT India Corporation                                       Delaware
     Dun & Bradstreet India Private Limited                      India

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION                       Delaware            98,28
     Cognizant Technology Solutions U.S. Corporation             Delaware
     Cognizant Technology Solutions Canada, Inc.                 Ontario
     Cognizant Technology Solutions India Limited                India
     Cognizant Technology Solutions UK Limited                   United Kingdom
     CSS Investment Corporation                                  Delaware

COGNIZANT TRANSPORTATION SERVICES CORPORATION                    Delaware

DBHC, INC.                                                       Delaware
     LexHealth, Inc.                                             Illinois

ERISCO, INC.                                                     New York

IMS JAPAN K.K.                                                   Japan
     SSJ K.K.                                                    Japan

IMS HOLDINGS (U.K.) LIMITED                                      United Kingdom
     Intercontinental Medical Statistics Ltd.                    United Kingdom
          Imsworld Publications Ltd.                             United Kingdom
     Medical Direct Mail Organisation Ltd.                       United Kingdom
     PMS International Limited                                   United Kingdom
     Pharma Strategy Group Limited                               United Kingdom

IMS AUSTRALIA PTY. LTD.                                          Australia
     Amfac Pty. Limited                                          Australia
     Chemdata Pty. Limited                                       Australia
          Data Design Hisoft Pty. Limited                        Australia
          Medrecord Australia Pty. Limited                       Australia
     Permail Pty. Limited                                        Australia
     Healthnet Pty. Limited                                      Australia

INFORMATIONS MEDICALES ET STATISTIQUES S.A.                      France

IMS OF CANADA LIMITED                                            Nova Scotia

IMS TAIWAN COMPANY LTD.                                          Taiwan              99.99

IMS PHILIPPINES, INC.                                            Philippines         99.96

IMS PACIFIC LIMITED                                              Hong Kong

IMS KOREA LTD.                                                   Korea

IMS (NZ) LIMITED                                                 New Zealand

                                         IMS HEALTH INCORPORATED
                                           ACTIVE SUBSIDIARIES

                                                              STATE OR OTHER      % OWNERSHIP
                                                              JURISDICTION OF     100% EXCEPT
                           NAME                                INCORPORATION        AS NOTED
                           ----                               ---------------     -----------

I.M.S. PORTUGAL-CONSULTORES INTERNACIONAIS DE
  MARKETING FARMACEUTICO, LDA                                    Portugal

IMS INTERNATIONAL (SOUTH AFRICA) (PTY.) LTD.                     South Africa
     Decision Surveys International (Pty.) Ltd.                  South Africa

I.M.S. FINANCIAL, INC.                                           Delaware
     IMS Software Services, Ltd.                                 Delaware
     Dun & Bradstreet Germany Holding GmbH                       Germany
          IMS-MIDOC Medizinische Informations,
             Dokumentations und Consultingge-
             sellschaft mbH                                      Germany
     IMS Holding Deutschland GmbH                                Germany
          IFNS Marktforschung GmbH                               Germany
          IMS GmbH Institut fuer Medizinische                    Germany
          Statistik
               IMS Data GmbH                                     Germany
               IMS Hellas Ltd.                                   Greece
               GPI Krankenhausforschung                          Germany             60.00
               Gesellschaft Fur Pharma-
               Informations-systeme m.b.H.
          MedVantage GmbH Integriertes                           Germany             60.00
          Datenmanagement in Health Care-Markt

     Medicare Audit Limited                                      United Kingdom      50.00
     Intercontinental Medical Statistics Ireland Limited         Ireland             99.99
     IMS Information Medical Statistics (Israel) Ltd.            Israel
     IMS Asia (1989) Pte. Ltd.                                   Singapore
     IMS Pharminform Holding AG                                  Switzerland
          Cognizant Licensing Associates, L.P.                   Delaware            83.00
               Spartan Leasing Corporation                       Delaware
          Pharmadat Marktforschungs-Gesellschaft m.b.H.          Austria
               Pharmacall Statistik Ges. m.b.H.                  Austria
          Informations Medicales Et Statistiques S.A.            Belgium
          Pharma Data Boliviana S.R.L.                           Bolivia
          IMS Servicos Ltda.                                     Brazil
          Intercomunicaciones Y Servicio de Datos S.A.           Columbia            98.96
          IMS Medinform A.S.                                     Czech Republic
          IMS Republica Dominicana, S.A.                         Dominican Republic
          Datandina Ecuador S.A.                                 Ecuador
          IMS Egypt Limited                                      Egypt
          Institute for Medical Statistics OY                    Finland
          Asserta Centroamerica Medicion de Mercados, S.A.       Guatemala
          IMS Medinform Hungaria Market Research Services Ltd.   Hungary
          IMS Data (M) Sdn. Bhd.                                 Malaysia

                                         IMS HEALTH INCORPORATED
                                           ACTIVE SUBSIDIARIES

                                                              STATE OR OTHER      % OWNERSHIP
                                                              JURISDICTION OF     100% EXCEPT
                           NAME                                INCORPORATION        AS NOTED
                           ----                               ---------------     -----------

          Interdata S.A. de C.V.                                 Mexico
          Informations Medicales & Statistiques S.A.R.L.         Morocco
          I.M.S. (Nederland) B.V.                                Netherlands
               IMS Denmark ApS                                   Denmark
          I.M.S. Finance (Nederland) B.V.                        Netherlands
          Institute for Medical Statistics Norge A/S             Norway
          Pharma Data Paraguaya S.R.L.                           Paraguay
          IMS Lanka (Private) Limited                            Sri Lanka
          Datandina S.A.                                         Peru
          Intercontinental Marketing Services Iberica, S.A.      Spain
          Mercados Y Analisis, S.A.                              Spain
          Data Coordination AG                                   Switzerland
               PMA Sociedad Anomina                              Argentina
          IMS AG                                                 Switzerland
          IMS Information Medical Statistics AG                  Switzerland
               IMS Poland Limited Sp. z.o.o.                     Poland
          IMS Institute for Medical Statistics Sweden AB         Sweden
          RCI Research Consultants AG                            Switzerland
               Marketing Y Datos Limitada                        Chile
          Interstatistik AG                                      Switzerland
               IMS Ges m.b.H.                                    Austria
               Datec Industria e Comercio, Distribuidora
                    Grafica e Mala Direta Ltda.                  Brazil
          IMS Tunisia                                            Tunisia
          IMS Tibbi Istatistik Ticaret ve
                    Musavirlik Ltd Sirketi                       Turkey
          Pharma Data Uruguaya S.A.                              Uruguay
          PMV De Venezuela, C.A.                                 Venezuela

CLARK-O'NEILL, INC.                                              New Jersey

COORDINATED MANAGEMENT SYSTEMS, INC.                             Delaware

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.          Delaware

DIOGENES.COM, INC.                                               Delaware

COGNIZANT TRADING CORPORATION                                    Delaware
     IMS South Africa (Pty.) Ltd.                                South Africa
          IMSA (Pty.) Ltd.                                       South Africa
          IPRA (Pty.) Ltd.                                       South Africa
          PMSA (Pty.) Ltd.                                       South Africa

IMS SERVICES NEDERLAND B.V.                                      Netherlands

                                         IMS HEALTH INCORPORATED
                                           ACTIVE SUBSIDIARIES

                                                              STATE OR OTHER      % OWNERSHIP
                                                              JURISDICTION OF     100% EXCEPT
                           NAME                                INCORPORATION        AS NOTED
                           ----                               ---------------     -----------

IMS ITALIA S.P.A.                                                Italy
     IMS Holding (Belgium) S.A.                                  Belgium

CZT/ACN TRADEMARKS, L.L.C.                                       Delaware            50.00

SALES TECHNOLOGIES, INC.                                         Georgia



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